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                                                                Exhibit 99(c)(5)



                             SHAREHOLDER AGREEMENT

            SHAREHOLDER AGREEMENT, dated as of October 19, 1999 (this "Agreement"), among EDB Business Partner ASA, a Norwegian Public Limited Company (the "Parent"), EDB 4tel Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Parent ("Purchaser"), and Michael Moore (the "Stockholder").


           WHEREAS, concurrently with the execution and delivery of this Agreement the Parent, Purchaser and Telesciences, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger dated as of the date hereof (such Agreement and Plan of Merger, as amended from time to time, the "Merger Agreement"), which provides, among other things, that Purchaser shall make the Offer (as defined in the Merger Agreement) to purchase at a price of $8.79 per share, net to the sellers in cash, all of the issued and outstanding shares of the Company's Common Stock, par value $0.04 per share (the "Company Common Stock"), and shall merge with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement (any term used herein without definition shall have the definition ascribed thereto in the Merger Agreement);


         WHEREAS, the Stockholder owns beneficially and of record 100,760 shares of Company Common Stock (such shares of Company Common Stock being collectively referred to herein as the "Stockholder Shares"); and


           WHEREAS, as a condition to the willingness of the Parent and Purchaser to enter into the Merger Agreement, and as an inducement to them to do so, the Stockholder has agreed for the benefit of the Parent and Purchaser to tender the Stockholder Shares and any other shares of Company Common Stock at any time during the term of this Agreement held by the Stockholder, pursuant to the Offer, to vote all the Stockholder Shares and any other shares of Company Common Stock owned by the Stockholder in favor of the Merger.


           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:







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                                   ARTICLE I

                                  Tender Offer

           SECTION 1.1. Tender of Shares. (a) At least two business days prior to the consummation by the Purchaser of the Offer, the Stockholder shall tender to the Depository designated in the Offer to Purchase (the "Offer to Purchase") distributed by Purchaser in connection with the Offer (i) a letter of transmittal with respect to the Stockholder Shares and any other shares of Company Common Stock held by the Stockholder (whether or not currently held by the Stockholder; the Stockholder Shares, together with any shares acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise (the "Shares")), complying with the terms of the Offer to Purchase, (ii) the certificates representing the Shares, and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer to Purchase.


                      (b) The Stockholder shall not, subject to applicable law, withdraw the tender effected in accordance with Section 1.1(a); provided, however, that the Stockholder may decline to tender, or may withdraw, any and all Shares owned by the Stockholder if the Purchaser amends the Offer to (w) reduce the Offer Price to less than $8.79 in cash, net to the stockholders, (x) reduce the number of shares of Company Common Stock subject to the Offer, (y) change the form of consideration payable in the Offer or (z) amend or modify any term or condition of the Offer in a manner adverse to the stockholders of the Company (other than insignificant changes or amendments or other than to waive any condition). The Stockholder shall give Purchaser at least two business days' prior notice of any withdrawal of Shares owned by the Stockholder pursuant to the immediately preceding proviso.


           SECTION 1.2. No Purchase. Purchaser and Parent may allow the Offer to expire without accepting for payment or paying for any Shares, on the terms and conditions set forth in the Offer to Purchase. If all Shares validly tendered and not withdrawn are not accepted for payment and paid for in accordance with the terms of the Offer to Purchase, they shall be returned to the Stockholder, whereupon they shall continue to be held by the Stockholder subject to the terms and conditions of this Agreement.




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                                   ARTICLE II

                               Consent and Voting

           The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares owned by the Stockholder. By entering into this Agreement, the Stockholder hereby consents to the Merger Agreement and the transactions contemplated thereby, including the Merger. So long as the Merger Agreement is in effect, or Purchaser notifies Stockholder of its intent to continue its Offer or a revised offer within 2 business days of termination of the Merger Agreement the Stockholder hereby agrees (i) to vote all Shares now or hereafter owned by such Stockholder or execute a consent or proxy and not revoke any proxy, vote or consent, in favor of the Merger Agreement, the Merger and the transactions contemplated thereby, and (ii) to oppose any Alternative Acquisition and to vote all Shares now or hereafter owned by such Stockholder, or execute a consent or proxy, against any Acquisition Proposal.


                                  ARTICLE III

                   Representations, Warranties and Covenants
                               of the Stockholder

           The Stockholder represents, warrants and covenants to the Purchaser that:

           SECTION 3.1. (a) Ownership. As of the date hereof the Stockholder is the sole, true, lawful and beneficial owner of 100,760 Shares and that there are no restrictions on voting rights or rights of disposition pertaining to such Shares. The Stockholder will convey good and valid title to the Shares owned by the Stockholder and being acquired pursuant to the Offer or the Merger, as the case may be, free and clear of any and all liens, restrictions, security interests or any encumbrances whatsoever, other than restrictions under applicable securities laws (collectively, "Liens"). None of the Shares owned by the Stockholder is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares.


                      (b) Transfer of the Shares. (i) Until this Agreement is terminated, the Stockholder shall not directly or indirectly offer to sell, sell short, transfer (including gift), assign, pledge or otherwise dispose of or transfer (each, a "Transfer") any interest in or encumber with any Lien any of the Shares, (ii) enter into any contract, option, put, call, "collar" or




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other agreement or understanding with respect to any Transfer of any or all of the Shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Shares; (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares; or (v) take any other action with respect to the Shares that would in any way restrict, limit or interfere with the performance of its obligations hereunder.


                     (c) The Stockholder agrees to place the following legend on any and all certificates evidencing the Shares:


           THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT SHAREHOLDER AGREEMENT, DATED AS OF OCTOBER 19, 1999, BY AND AMONG PARENT, PURCHASER AND STOCKHOLDER. ANY TRANSFER OF SUCH SHARES OF COMMON STOCK IN VIOLATION OF THE TERMS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.


           SECTION 3.2. Authority and Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby (i) are within the Stockholder's power and authority, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any Governmental Body (except as may be required under the HSR Act and under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")), and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any benefit of the Stockholder under, any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree, or other instrument binding on the Stockholder or result in the imposition of any Lien on any assets of the Stockholder. If the Stockholder is married and the Shares constitute community property or otherwise are owned or held in a manner that requires spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly consented to and delivered by the Stockholder's spouse or the person giving such approval, enforceable against such spouse or person in accordance with its terms.




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           SECTION 3.3. Binding Effect. This Agreement has been duly executed and delivered by the Stockholder and is the valid and binding agreement of the Stockholder, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.


           SECTION 3.4. Total Shares. The Stockholder Shares owned by the Stockholder are the only shares of Company Common Stock beneficially owned as of the date hereof by the Stockholder and, except as set forth in the disclosure schedule to the Merger Agreement, the Stockholder has no option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.


           SECTION 3.5. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Purchaser or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder, except as otherwise disclosed in the Merger Agreement.

                                   ARTICLE IV

                         Representations and Warranties
                          of the Parent and Purchaser

           The Parent and Purchaser represent and warrant to the Stockholder:

           SECTION 4.1. Corporate Power and Authority; Noncontravention. The Parent and Purchaser have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance by the Parent and Purchaser of this Agreement and the consummation by the Parent and Purchaser of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of the Parent and Purchaser, (ii) require no action by or in respect of, or filing with, any Governmental Body (except as may be required under the HSR Act and under the Exchange Act), or (iii) do not and will not contravene or constitute a default under, the certificate of incorporation or by-laws of Parent or Purchaser or any provision of applicable law or regulation or any, judgment, injunction, order, decree, material agreement or other material instrument binding on the Parent or Purchaser.






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           SECTION 4.2. Binding Effect. This Agreement has been duly executed and delivered by the Parent and Purchaser and is a valid and binding agreement of the Parent and Purchaser, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.


           SECTION 4.3. Acquisition for Purchaser's Account. Any Shares to be acquired upon consummation of the Offer will be acquired by Parent for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

                                   ARTICLE V

                             Additional Agreements

           SECTION 5.1. Agreements of Stockholder. The Stockholder hereby covenants and agrees that:


                     (a) No Solicitation. From the date hereof, the Stockholder shall not directly or indirectly (i) solicit, initiate or knowingly encourage (or authorize any person to solicit, initiate or encourage) any Alternative Acquisition, or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise knowingly cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek the foregoing. The Stockholder shall promptly advise the Purchaser of the terms of any communications it or any of its affiliates may receive relating to any Alternative Acquisition (including, without limitation, the identify of the party making any such Alternative Acquisition).


                      (b) Adjustment upon Changes in Capitalization or Merger. In the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalization, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing Parent and Purchaser's rights hereunder, the number and kind of shares or securities subject to this Agreement and the price set forth herein at which Shares may be




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           purchased from the Stockholder pursuant to the Offer shall be appropriately and equitably adjusted so that Parent and Purchaser shall receive pursuant to the Offer the number and class of shares or other securities or property that Parent or Purchaser, as the case may be, would have received in respect of the Shares purchasable pursuant to the Offer if such purchase had occurred immediately prior to such event.


                                   ARTICLE VI

                                 Miscellaneous


           SECTION 6.1. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by Purchaser.


           SECTION 6.2. Further Assurances. The Parent, Purchaser and the Stockholder will execute and deliver or cause to be executed and delivered all further documents and instruments and use its reasonable best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby and by the Merger Agreement.


           SECTION 6.3. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement.


           SECTION 6.4. Specific Performance. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Shareholder Agreement shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to the Parent, Purchaser or the Stockholder for any breach by the other party or parties of any agreement, covenant or representation hereunder.





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           SECTION 6.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.


           SECTION 6.6. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares pursuant to Section 1.2 hereof. None of the representations and warranties contained in this Agreement shall survive the acceptance for payment and payment for the Shares pursuant to the Offer.


           SECTION 6.7. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. Notwithstanding anything herein to the contrary, this Agreement shall expire and be of no further force or effect if (i) the conditions to the Purchaser's obligations to accept for payment and pay for Shares pursuant to the Offer shall have been satisfied and the Purchaser breaches any obligation of Purchaser under the Merger Agreement to accept for payment and promptly pay for all Shares validly tendered and not withdrawn pursuant to the Offer upon expiration of the Offer or (ii) Purchaser amends the Offer to (w) reduce the Offer Price to less than $8.79 in cash, net to the sellers, (x) reduce the number of shares of Company Common Stock subject to the Offer, (y) change the form of consideration payable in the Offer or (z) amend or modify any term or condition of the Offer in a manner adverse to the stockholders of the Company (other than insignificant changes or amendments or other than to waive any condition). This Agreement will also terminate upon the later of (i) the Merger Agreement or (ii) termination of the Offer or any revised Offer if Purchaser notifies Stockholder of its intent to continue its Offer or a revised Offer within 2 business days after termination of the Merger Agreement.


           SECTION 6.8. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Purchaser may assign its rights and obligations to another wholly-owned subsidiary of the Parent which is the assignee of Purchaser's rights under the Merger Agreement; and provided further that except as set forth in the prior clause, a party may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be null and void.





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           SECTION 6.9. Governing Law. This Agreement shall be construed in accordance with and governed by the law of Delaware without giving effect to the principles of conflicts of laws thereof.


           SECTION 6.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effects as if the signatures thereto and thereof were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.


           SECTION 6.11. Stockholder Capacity. The Stockholder signs solely in its capacity as the record holder and beneficial owner of the Shares and nothing herein shall limit or affect any actions taken by the Stockholder in his or her capacity as an officer, director, partner, employee or affiliate of the Company and no such actions shall be deemed a breach of this Agreement.

           SECTION 6.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible. To the extent that any provision of this Agreement and the Merger Agreement conflict, the provisions of the Merger Agreement shall control.





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           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                            EDB BUSINESS PARTNER ASA



                                            By: /s/ Eivind Kinck
                                                -------------------------------
                                                Name:
                                                Title:



                                            Address for Notices:



                                            EDB 4TEL



                                            By: /s/ Asbjorn Eide
                                                -------------------------------
                                                Name:
                                                Title:



                                            Address for Notices:



                                            /s/ Michael Moore
                                            -----------------------------------
                                            Name:



                                            Address for Notices: